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                                                                   Exhibit 10.10


                     AMENDMENT NUMBER 1 TO LICENSE AGREEMENT
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                  This Amendment Number 1 to License Agreement ("First
Amendment"), is made and entered into as of the 12th day of December, 2001, by and between OMS INVESTMENTS, INC., a Delaware corporation ("Licensor"), and UNIONTOOLS, INC., a Delaware corporation ("Licensee").

                                   WITNESSETH:

                  WHEREAS, Licensor and Licensee are parties to that certain License Agreement, dated as of December 14, 2000 ("License Agreement"), pursuant to which Licensor granted to Licensee a license to use the Marks for the purposes stated in the License Agreement;

                  WHEREAS, pursuant to Section 2.1 of the License Agreement, the License Agreement expires on December 31, 2001; and

                  WHEREAS, Licensor and Licensee mutually desire to extend the term of the License Agreement for an additional period of two (2) years pursuant to the terms of this First Amendment.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties hereto, the sufficiency of which is hereby acknowledged, each party does agree with the other as follows:

1. Section 2.1 of the License Agreement is hereby deleted in its entirety from the License Agreement, and the following language is hereby inserted in lieu thereof:

                  2.1 TERM. This Agreement shall commence on January 1, 2001 (the "Commencement Date") and shall have a term of three (3) years, unless otherwise terminated as provided herein.

2. Section 2.4 of the License Agreement is hereby deleted in its entirety from the License Agreement, and the following language is hereby inserted in lieu thereof:

                  2.4 TERMINATION FOR INSOLVENCY. If (i) a party shall file a petition in bankruptcy for liquidation of its business; (ii) a petition in bankruptcy is filed against a party and is not dismissed within a ninety (90) day period; (iii) a party makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law; (iv) a party discontinues its business with intention that it be permanent; (v) a receiver is appointed for a party or its business and such appointment is not dismissed within a ninety (90) day period; or (vi) a Change of Control (as defined below) occurs with respect to a party, this Agreement shall, at the option of the other party, be terminable immediately upon written notice. In the event this Agreement is so terminated by Licensor, Licensee, its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have no right to sell, exploit or in any way deal with or in the Licensed Products bearing the Marks, or any carton, container, packing material, wrapping material, advertisement, promotional material or display material pertaining thereto, except as indicated in Section


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         2.9. For purposes of this Agreement, "Change of Control" means, with respect to a party hereto, (vii) the acquisition after the date hereof by any individual (or group of individuals acting in concert), corporation, company, association, joint venture or other entity, of beneficial ownership of 50% or more of the voting securities of such party; (viii) the consummation by such party of a reorganization, merger or consolidation, or exchange of shares, if immediately after giving effect to such transaction, the individual or entities who beneficially own voting securities of such party immediately prior to such transaction beneficially own in the aggregate less than 50% of such voting securities of such party immediately following such transaction; (ix) the consummation by such party of the sale or other disposition of all or substantially all of the assets of such party (other than to an affiliate of such party); or (x) the consummation by such party of a plan of complete liquidation or dissolution of such party.

3. Section 3.1 of the License Agreement is hereby deleted in its entirety from the License Agreement, and the following language is hereby inserted in lieu thereof:

                  3.1 ROYALTY. During each calendar year of the term of this Agreement, Licensee shall pay to Licensor a royalty which is the greater of: (i) five percent (5%) of the gross amount invoiced by Licensee during such calendar year for the sale or other disposition for value (directly or through affiliated or related entities) of all Licensed Products to third parties, less all applicable sales and use-type taxes, customer discounts, credits for returned or rejected articles, allowances, shipping charges, and insurance, provided gross to net sales calculation is consistent with Licensee's historical past business practices and GAAP standards or (ii) $400,000 (the "Minimum Guaranteed Royalty") (collectively, the "Royalty").

4. Section 3.2 of the License Agreement is hereby deleted in its entirety from the License Agreement, and the following language is hereby inserted in lieu thereof:

                  3.2 MANNER OF ROYALTY PAYMENT. All Royalty payments with respect to each Licensed Product shall be made by check or wire transfer, in U.S. Dollars. Royalty payments shall be at Licensor's office as set forth below. Each royalty payment shall be accompanied by documentation of how the Royalty was calculated, which shall be certified by an officer of Licensee. The first Royalty payment during each calendar year of the term of this Agreement shall be equal to one-fourth of the Minimum Guaranteed Royalty and shall be due and payable on the first day of January of such calendar year. The balance shall be paid quarterly until the annual the Minimum Guaranteed Royalty is exceeded. Thereafter, the Royalty shall be paid monthly within thirty (30) days of month end.

5. Section 5.1 of the License Agreement is hereby deleted in its entirety from the License Agreement, and the following language is hereby inserted in lieu thereof:

                  5.1 Prior to the first day of January of each calendar year during the term of this Agreement, Licensee shall present Licensor with a copy of Licensee's preliminary marketing plan for Licensed Products for such calendar year in sufficient time to allow


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         for review and input before a final annual marketing plan is developed for such calendar year (the final annual marketing plan for each such calendar year is sometimes herein-after referred to as the "Annual Marketing Plan"). During each such calendar year, Licensee agrees to promote the Licensed Products substantially as outlined in the Annual Marketing Plan for such calendar year (which such Annual Marketing Plan shall, upon implementation by Licensee in accordance with this Section 5.1, be attached as Exhibit G to this Agreement), to the channels of distribution in the Territory covered in this Agreement. Such Annual Marketing Plan shall include the following matters based on the previous season and future market outlook: the pertinent market overview; external factors affecting the market; the product line, including specifications and performance standards, product positioning, features/benefits, price/value versus competitive products; consumer research; sales strategy and target customers; merchandising programs and advertising programs; and a one (1) year sales forecast in units and dollars. The Annual Marketing Plan for any calendar year shall not be implemented by Licensee until the Licensor has had the opportunity to review such Annual Marketing Plan and identify any areas of concern. Licensor and Licensee will work in good faith to resolve any reasonable concerns of Licensor regarding each Annual Marketing Plan or its execution.

6. The notice address for Licensor set forth in Section 16.1 of the License Agreement is hereby deleted in its entirety from the License Agreement, and the following language is hereby inserted in lieu thereof.

         Notice to Licensor:           OMS Investments, Inc.
                                       1105 North Market Street
                                       Wilmington, Delaware 19899
                  Telecopy:            302-651-8423
                  Attn:                Susan Dubb

         With two copies to:           OMS Investments, Inc.
                                       14111 Scottslawn Road
                                       Marysville,  Ohio 43041
                  Telecopy:            937-644-7568 and 937-644-2766
                  Attn:                David Aronowitz and Ashton Ritchie

7. All capitalized terms used and not defined in this First Amendment shall have the meanings ascribed to such terms in the License Agreement.

8. Except as explicitly set forth in this First Amendment, all terms and provisions of the License Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the day and year first written above.

LICENSEE                            LICENSOR
UNIONTOOLS, INC.                    OMS INVESTMENTS, INC.



By: /s/  A. Corydon Meyer           By:  /s/  L. Robert Stohler
   ----------------------------        -----------------------------------------

Title:    President and CEO         Title:   Senior Vice President North America
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